Calculation of Filing Fee Tables
S-8
Shift4 Payments, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	457(a)	1,500,000	$ 52.65	$ 78,975,000.00	0.0001381	$ 10,906.45
Total Offering Amounts:						$ 78,975,000.00		$ 10,906.45
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,906.45
Offering Note
[1]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Registrant's 2026 Employee Stock Purchase Plan (the "ESPP") to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. (2) Consists of 1,500,000 shares of the Registrant's Class A common stock, par value $0.0001 per share (the "Shares") that may become issuable under the ESPP. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on July 31, 2026. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources